Exhibit 2.1

               PLAN OF REORGANIZATION AND AGREEMENT OF MERGER
               ----------------------------------------------

     THIS PLAN OF REORGANIZATION AND AGREEMENT OF MERGER (hereinafter referred to as the ("Agreement"), made and entered into this ________

day of _____________, 1998, by and among Oconee Interim Corporation,

Watkinsville, Georgia, a corporation organized under the laws of the

State of Georgia ("Interim"), Oconee State Bank, Watkinsville,

Georgia, a state bank organized under the laws of the State of

Georgia, ("Bank"), (Interim and Bank being hereinafter sometimes referred to collectively as the "Constituent Companies") and Oconee

Financial Corporation, a corporation organized under the laws of the

State of Georgia, (the "Holding Company");

                           R E C I T A L S:
                           - - - - - - - -

         WHEREAS, the Boards of Directors of Interim, the Bank and the

Holding Company deem it advisable and for the benefit of each of them and their respective shareholders that Interim merge into and with the

Bank with the Bank being the surviving bank and with all of the shareholders of the Bank becoming shareholders in the Holding Company;

          NOW, THEREFORE, for and in consideration of the premises and of the mutual agreements hereinafter contained, it is hereby agreed by and between the parties hereto, that, pursuant to and with the effects provided in the applicable provisions of the Financial Institutions

Code of Georgia, as amended, Interim be merged into and with the Bank

(hereinafter referred to as the "Surviving Bank"), the corporate existence of which shall be continued under the name "Oconee State

Bank," and thereafter the individual existence of Interim shall cease.

The terms and conditions of the merger hereby agreed upon and the mode of carrying the same into effect and the manner and basis of converting the shares of Common Stock, $10.00 par value, of the Bank

("Bank Common Stock") into shares of Holding Company Common Stock shall be as follows:

                                  1.

         The acts required to be done by the laws of the State of

Georgia, in order to make this Agreement effective, including the submission of this Agreement to the shareholders of the Constituent

Companies if required and the filing of this Agreement in the manner provided in Section 7-1-530, et. seq., of the Financial Institutions

Code of Georgia, shall be attended to and done by the proper officers of the Constituent Companies as soon as possible.

                                  2.

         The merger herein contemplated shall be effective upon the certification of Articles of Merger with this Agreement attached by the Secretary of State of Georgia (the "Effective Date").

                                  3.

         The Articles of Incorporation of the Bank shall on the

Effective Date be the Articles of Incorporation of the Surviving Bank.

                                  4.

         Until altered, amended or repealed, as therein provided, the

By-Laws of the Bank as in effect on the Effective Date shall be the

By-Laws of the Surviving Bank.

                                  5.

         Upon the Merger contemplated herein becoming effective, the directors of the Bank and Holding Company shall be as follows:

               G. Robert Bishop              Carl R. Nichols
               Steve W. Denman               Ann Breedlove Powers
               Douglas D. Dickens            Jerry K. Wages
               Walter T. Evans, Sr.               Virginia S. Wells
               John A. Hale                  William C. Wilkes
               B. Amrey Harden

          Said persons shall hold office until the next annual meeting of the shareholders of the Surviving Bank and Holding Company and until their successors are elected in accordance with the respective

By-Laws.  If on the Effective Date any vacancy shall exist on the

Board of Directors of the Surviving Bank or Holding Company, such


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
vacancy shall be filled in the manner specified in the respective By-

Laws.

                                  6.

          The manner and basis of converting the shares of capital

stock of each of the Constituent Companies into shares, rights,

obligations, securities of the Surviving Bank, of another corporation,

or, into cash or other property shall be as follows:

               (a)  Upon the Effective Date, the shares of Common

          Stock of Interim issued and outstanding immediately prior

          to the Effective Date shall be converted into 180,000

          shares of $10.00 par value Common Stock of the Surviving

          Bank;

               (b)  Upon the Effective Date, each of the 180,000

          shares of Bank Common Stock outstanding on the Effective

          Date shall be converted into one share of Holding Company

          Common Stock $10.00 par value per share;

               (c)  Upon the Effective Date, each share of Holding

          Company Common Stock issued and outstanding immediately

          prior to the Merger shall be converted into $10.00 in cash;

               (d)  As soon as practicable after the Effective Date,

          each holder as of the Effective Date of any of the shares

          of Bank Common Stock shall, upon presentation and surrender of the certificates representing such shares to the

          transfer agent or agents designated by the Holding Company,

          be entitled to receive in exchange therefor Holding Company

          Common Stock.  Until so surrendered, each such outstanding certificate which before the Effective Date represented

          Bank Common Stock shall be deemed for all corporate

          purposes, except as set forth below, to evidence the right to receive the Common Stock of the Holding Company into

          which same shall have been converted.  Unless and until any such certificate shall be so surrendered, the holder of

          such certificate shall not have the right to receive any


          dividends on any shares of Holding Company Common Stock

          into which the shares have been converted.


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
                                  7.

          On the Effective Date of the merger, the separate existence of

Interim shall cease and the Surviving Bank shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a publi as well as of a private nature, of each of the Constituent Companies; and

all property, real, personal and mixed, and all debts due on whatever account,

and each and every other interest of or belonging to or due to each of the

Constituent Companies shall be taken and deemed to be transferred to and invested in the Surviving Bank without further act or deed; and the title to any real estate, or any interest therein, vested in any of the Constituent

Companies shall not revert or be in any way impaired by reason of such merger.

The Surviving Bank shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Companies; and any claim existing or action or proceeding pending by or against either of the Constituent

Companies may be prosecuted as if such merger had not taken place, or the

Surviving Bank may be substituted in its place.  Neither the rights of creditors nor any liens upon the property of either of the Constituent

Companies shall be impaired by such merger.

                                  8.

          This Agreement may be terminated and the merger abandoned at any time before or after adoption thereof by the board of directors or the shareholders of the Constituent Companies, notwithstanding favorable action on the merger by such shareholders, but not later than the issuing of a certificate of merger by the Secretary of State of Georgia.

                                  9.

          The Bank, Interim and Holding Company, by unanimous consent,

may amend, modify and supplement this Agreement.

                                  10.

         This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the undersigned have each caused this

Plan of Reorganization and Agreement of Merger to be executed on their respective behalves and their respective corporate seals affixed hereto on the day and year above written.

[CORPORATE SEAL]                   OCONEE INTERIM CORPORATION



Attest:                            By: __________________________________
                                       Name:  B. Amrey Harden
                                       Title: President

__________________________
Name:  Jerry K. Wages
Title: Secretary



[BANK SEAL]                        OCONEE STATE BANK


Attest:                            By: __________________________________
                                       Name:  B. Amrey Harden
                                       Title: President
__________________________
Name:  Jerry K. Wages
Title: Secretary


[CORPORATE SEAL]                   OCONEE FINANCIAL CORPORATION


Attest:                            By: __________________________________
                                       Name:  B. Amrey Harden
                                       Title: President

__________________________
Name:  Jerry K. Wages
Title: Secretary


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